FOR IMMEDIATE RELEASE

Qorvo® Announces Fiscal 2026 Second Quarter Financial Results

GREENSBORO, N.C. — November 3, 2025 — Qorvo® (Nasdaq:QRVO), a leading global provider of connectivity and power solutions, today announced financial results for the Company’s fiscal 2026 second quarter ended September 27, 2025.

On a GAAP basis, revenue for Qorvo’s fiscal 2026 second quarter was $1.1 billion, gross margin was 47.0%, operating income was $157.7 million, and diluted earnings per share was $1.28. On a non-GAAP basis, gross margin was 49.7%, operating income was $252.6 million, and diluted earnings per share was $2.22.

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “In the September quarter, ACG supported our largest customer’s smartphone ramp while continuing to serve Android’s premium and flagship tiers. In HPA, we grew our D&A and infrastructure businesses while supporting a recently launched smartwatch with our power management ICs. In CSG, we consolidated our organizational structure to improve profitability and prioritize opportunities in automotive, industrial, enterprise, and other markets. In the December quarter, we expect year-over-year revenue growth and margin expansion, supported by strategic customers in mobile and D&A markets."

Financial Commentary and Outlook

Grant Brown, chief financial officer of Qorvo, said, "Qorvo’s second quarter revenue, non-GAAP gross margin, and non-GAAP EPS exceeded the midpoint of guidance. Second quarter non-GAAP gross margin of 49.7% represented a 270 basis-point improvement over last fiscal year. We are improving the mix of revenue within and across operating segments and successfully executing on cost and productivity initiatives. We expect this to structurally enhance margins and improve profitability this year and in fiscal 2027."

Qorvo’s current outlook for the December 2025 quarter is:

• Quarterly revenue of approximately $985 million, plus or minus $50 million
• Non-GAAP gross margin between 47% and 49%
• Non-GAAP diluted earnings per share of $1.85, plus or minus 20 cents

See "Forward-looking non-GAAP financial measures" below. Qorvo's actual quarterly results may differ from these expectations and projections, and such differences may be material.

Selected Financial Information

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo for the periods indicated. See the more detailed financial information for Qorvo, including reconciliations of GAAP and non-GAAP financial information, attached.

SELECTED GAAP RESULTS
(In millions, except for percentages and EPS)
(Unaudited)

	Q2 Fiscal 2026	Q1 Fiscal 2026	Q2 Fiscal 2025	Sequential Change	Year-over-Year Change
Revenue	$1,058.5	$818.8	$1,046.5	$239.7	$12.0
Gross profit	$497.1	$331.8	$445.3	$165.3	$51.8
Gross margin	47.0%	40.5%	42.6%	6.5 ppt	4.4 ppt
Operating expenses	$339.4	$301.7	$435.6	$37.7	$(96.2)
Operating income	$157.7	$30.1	$9.7	$127.6	$148.0
Net income (loss)	$119.6	$25.6	$(17.4)	$94.0	$137.0
Weighted-average diluted shares	93.8	93.8	94.9	—	(1.1)
Diluted EPS (loss per share)	$1.28	$0.27	$(0.18)	$1.01	$1.46

SELECTED NON-GAAP RESULTS (1)
(In millions, except for percentages and EPS)
(Unaudited)

	Q2 Fiscal 2026	Q1 Fiscal 2026	Q2 Fiscal 2025	Sequential Change	Year-over-Year Change
Revenue	$1,058.5	$818.8	$1,046.5	$239.7	$12.0
Gross profit	$526.2	$360.0	$492.0	$166.2	$34.2
Gross margin	49.7%	44.0%	47.0%	5.7 ppt	2.7 ppt
Operating expenses	$273.5	$251.8	$279.8	$21.7	$(6.3)
Operating income	$252.6	$108.2	$212.2	$144.4	$40.4
Net income	$208.3	$86.5	$179.8	$121.8	$28.5
Weighted-average diluted shares	93.8	93.8	95.8	—	(2.0)
Diluted EPS	$2.22	$0.92	$1.88	$1.30	$0.34
(1) Adjusted for stock-based compensation expense; amortization of acquired intangible assets; restructuring-related charges; acquisition and integration-related costs; goodwill and intangible asset impairments; settlements, gains, losses and other charges; investment and debt-related gains and losses; and an adjustment of income taxes.

SELECTED GAAP RESULTS BY OPERATING SEGMENT
(In millions, except percentages)
(Unaudited)
	Q2 Fiscal 2026	Q1 Fiscal 2026	Q2 Fiscal 2025	Sequential Change	Year-over-Year Change
Revenue
HPA	$174.6	$137.4	$148.3	27.1%	17.7%
CSG	106.9	110.2	146.8	(3.0)%	(27.2)%
ACG	777.0	571.2	751.4	36.0%	3.4%
Total revenue	$1,058.5	$818.8	$1,046.5	29.3%	1.1%
Operating income (loss)
HPA	$41.8	$21.6	$13.1	93.5%	219.1%
CSG	(21.6)	(7.5)	(9.0)	(188.0)%	(140.0)%
ACG	236.7	97.9	215.1	141.8%	10.0%
Unallocated amounts (1)	(99.2)	(81.9)	(209.5)	(21.1)%	52.6%
Total operating income	$157.7	$30.1	$9.7	423.9%	1,525.8%
Operating income (loss) as a % of revenue
HPA	23.9%	15.7%	8.8%	8.2 ppt	15.1 ppt
CSG	(20.2)	(6.8)	(6.1)	(13.4) ppt	(14.1) ppt
ACG	30.5	17.1	28.6	13.4 ppt	1.9 ppt
Total operating income as a % of revenue	14.9%	3.7%	0.9%	11.2 ppt	14.0 ppt
(1) Includes stock-based compensation expense; amortization of acquired intangible assets; restructuring-related charges; acquisition and integration-related costs; goodwill and intangible asset impairments; settlements, gains, losses and other charges; costs associated with upgrading certain of the Company's core business systems; and start-up costs.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating expenses, operating income and operating margin, (iii) non-GAAP net income, (iv) non-GAAP net income per diluted share, (v) free cash flow, (vi) EBITDA, (vii) non-GAAP return on invested capital (ROIC), and (viii) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables, attached, and the “Additional Selected Non-GAAP Financial Measures and Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and other operating expenses. Also, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, and stock-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude amortization of acquired intangible assets, stock-based compensation expense, restructuring-related charges, acquisition and integration-related costs, and certain other charges or income. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin facilitates a useful evaluation of our historical performance and projected costs and the potential for realizing cost efficiencies.

We view amortization of acquired acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, and customer relationships, as items arising from pre-acquisition activities, determined at the time of an acquisition, rather than ongoing costs of operating Qorvo’s business. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangible assets is a static expense, which is not typically affected by operations during any particular period. Although we exclude the amortization of purchased intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting and contribute to revenue generation.

We believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of stock-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally are outside the control of management. Moreover, we believe that the exclusion of stock-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to prior periods. We also believe that the adjustments to profit and margin related to restructuring-related charges, and acquisition and integration-related costs do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating expenses, operating income and operating margin. Non-GAAP operating expenses, operating income and operating margin exclude stock-based compensation expense, amortization of acquired intangible assets, acquisition and integration-related costs, goodwill and intangible asset impairments, restructuring-related charges and certain settlements, gains, losses and other charges. We believe that presentation of a measure of operating expenses, operating income and operating margin that excludes amortization of acquired intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquisition and integration-related costs, goodwill and intangible asset impairments, restructuring-related charges and certain settlements, gains, losses and other charges do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of non-GAAP operating expenses, operating income and operating margin has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of stock-based compensation expense, amortization of acquired intangible assets, acquisition and integration-related costs, goodwill and intangible asset impairments, restructuring-related charges, certain settlements, gains, losses and other charges, investment and debt-related gains and losses, and also reflect an adjustment of income taxes. The income tax adjustment primarily represents the use of research and development tax credit carryforwards, deferred tax expense (benefit) items not affecting taxes payable, adjustments related to the deemed and actual repatriation of historical foreign earnings, non-cash expense (benefit) related to uncertain tax positions and other items unrelated to the current fiscal year or that are not indicative of our ongoing business operations. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating expenses, operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period, and free cash flow margin is calculated as free cash flow as a percentage of revenue. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo adjusts GAAP net income for interest expense, interest income, income tax expense (benefit), depreciation and intangible amortization expense, stock-based compensation and other charges that are not representative of Qorvo's ongoing operations (including goodwill and intangible asset impairments, investment and debt-related gains and losses, acquisition-related costs and restructuring-related costs and certain settlements, gains, losses and other charges) when presenting EBITDA. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes, among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. ROIC is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of an adjustment for income taxes (as described above), by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of equity plus net debt, less certain goodwill.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments, minus any borrowings under our credit facility and the principal balance of our senior unsecured notes. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

Inventory days on hand. Inventory days on hand is defined as (a) average net inventory for the period, divided by (b) the result of non-GAAP cost of goods sold for the period divided by the number of days in the period.

Forward-looking non-GAAP financial measures. Our earnings release contains forward-looking free cash flow, gross margin, income tax rate and diluted earnings per share. We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. We are unable to provide a reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures without unreasonable effort due to variability and difficulty in making accurate projections for items that would be required to be included in the GAAP measures, such as stock-based compensation, acquisition and integration-related costs, restructuring-related charges, goodwill and intangible asset impairments, certain settlements, gains, losses and other charges, investment and debt-related gains or losses and the provision for income taxes, which could have a potentially significant impact on our future GAAP results.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP financial measures as an analytical tool compared to the most directly comparable GAAP financial measures are these non-GAAP financial measures (i) may not be comparable to similarly titled measures used by other companies in our industry, and (ii) exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 4:30 p.m. ET today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at the following URL: https://ir.qorvo.com (under “Events & Presentations”). A telephone playback of the conference call will be available approximately two hours after the call’s completion and can be accessed by dialing 1-412-317-0088 and using the passcode 3535768. The playback will be available through the close of business November 10, 2025.

About Qorvo

Qorvo (Nasdaq:QRVO) supplies innovative semiconductor solutions that make a better world possible. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including automotive, consumer, defense & aerospace, industrial & enterprise, infrastructure and mobile. Visit www.qorvo.com to learn how our diverse and innovative team is helping connect, protect and power our planet.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "forecast," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations as of the date the statement is first made, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results on a quarterly and annual basis; our substantial dependence on developing new products and achieving design wins; our dependence on several large customers for a substantial portion of our revenue; a loss of revenue if defense and aerospace contracts are canceled or delayed; our dependence on third parties; risks related to sales through distributors; risks associated with the operation of our manufacturing facilities; business disruptions; poor manufacturing yields; increased inventory risks and costs, due to timing of customers' forecasts; our inability to effectively manage or maintain relationships with chipset suppliers; our ability to continue to innovate in a very competitive industry; underutilization of manufacturing facilities; unfavorable changes in interest rates, pricing of certain precious metals, utility rates and foreign currency exchange rates; our acquisitions, divestitures and other strategic investments failing to achieve financial or strategic objectives; our ability to effectively execute on restructuring initiatives; our ability to attract, retain and motivate key employees; warranty claims, product recalls and product liability; changes in our effective tax rate; enactment of international or domestic tax legislation, or changes in regulatory guidance; changes in the favorable tax status of certain of our subsidiaries; risks associated with social, environmental, health and safety regulations, and climate change; risks from international sales and operations; economic regulation in China; changes in government trade policies, including imposition of tariffs and export restrictions; we may not be able to generate sufficient cash to service all of our debt; restrictions imposed by the agreements governing our debt; our reliance on our intellectual property portfolio; claims of infringement of third-party intellectual property rights; security breaches, failed system upgrades or regular maintenance and other similar disruptions to our IT systems; theft, loss or misuse of personal data by or about our employees, customers or third parties; provisions in our governing documents and Delaware law may discourage takeovers and business combinations that our stockholders might consider to be in their best interests; negative impacts from activist stockholders; volatility in the price of our common stock; risks and uncertainties relating to the Mergers, including the occurrence of any event, change or other circumstance that could give rise to the right of us or Skyworks to terminate the Merger Agreement; the outcome of any legal proceedings that may be instituted against us or Skyworks in connection with the Mergers; the possibility that the Mergers do not close when expected or at all because of required regulatory, stockholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that seeking or obtaining such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Mergers); that efforts to complete the Mergers may affect our business relationships with our existing and potential customers, suppliers, service providers and other business partners; that the expected synergies from the Mergers may not be fully realized or may take longer to realize than anticipated; any failure to promptly and effectively integrate the businesses of the Company and Skyworks; and that the Mergers may divert management’s attention and time from ongoing business operations and opportunities. These and other risks and uncertainties, which are described in more detail under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 29, 2025, and Qorvo’s subsequent reports and statements that we file with the SEC, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Revenue	$1,058,503	$1,046,509	$1,877,281	$1,933,180
Cost of goods sold	561,415	601,203	1,048,391	1,155,570
Gross profit	497,088	445,306	828,890	777,610

Operating expenses:
Research and development	198,424	201,050	377,668	388,652
Marketing and selling	59,644	60,054	116,535	119,870
General and administrative	47,680	47,706	98,678	102,813
Goodwill and intangible asset impairment	—	113,066	—	113,066
Other operating expense	33,657	13,755	48,240	38,928
Total operating expenses	339,405	435,631	641,121	763,329
Operating income	157,683	9,675	187,769	14,281

Interest expense	(18,483)	(22,594)	(37,270)	(39,688)
Other income, net	15,895	15,422	36,281	27,187
Income before income taxes	155,095	2,503	186,780	1,780

Income tax expense	(35,492)	(19,938)	(41,583)	(18,801)
Net income (loss)	$119,603	$(17,435)	$145,197	$(17,021)

Net income (loss) per share:
Basic	$1.29	$(0.18)	$1.56	$(0.18)
Diluted	$1.28	$(0.18)	$1.55	$(0.18)

Weighted-average shares of common stock outstanding:
Basic	92,803	94,886	92,782	95,116
Diluted	93,792	94,886	93,704	95,116

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 27, 2025	June 28, 2025	September 28, 2024

GAAP operating income	$157,683	$30,086	$9,675
Stock-based compensation expense	40,425	42,475	38,181
Amortization of acquired intangible assets	21,433	21,521	29,482
Restructuring-related charges	30,830	7,879	17,788
Goodwill and intangible asset impairment	—	—	113,066
Settlements, gains, losses and other charges	2,253	6,221	4,022
Non-GAAP operating income	$252,624	$108,182	$212,214

GAAP net income (loss)	$119,603	$25,594	$(17,435)
Stock-based compensation expense	40,425	42,475	38,181
Amortization of acquired intangible assets	21,433	21,521	29,482
Restructuring-related charges	30,830	7,879	17,788
Goodwill and intangible asset impairment	—	—	113,066
Settlements, gains, losses and other charges	2,253	6,221	4,022
Investment and debt-related gains and losses	(5,006)	(8,052)	(1,652)
Adjustment of income taxes	(1,284)	(9,164)	(3,611)
Non-GAAP net income	$208,254	$86,474	$179,841

GAAP weighted-average outstanding diluted shares	93,792	93,770	94,886
Dilutive stock-based awards	—	—	867
Non-GAAP weighted-average outstanding diluted shares	93,792	93,770	95,753

Non-GAAP net income per share, diluted	$2.22	$0.92	$1.88

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
(in thousands, except percentages)	September 27, 2025		June 28, 2025		September 28, 2024
GAAP gross profit/margin	$497,088	47.0%	$331,802	40.5%	$445,306	42.6%
Stock-based compensation expense	6,436	0.6	5,641	0.7	6,047	0.6
Amortization of acquired intangible assets	19,077	1.8	19,165	2.3	25,523	2.4
Restructuring-related charges	4,040	0.4	3,725	0.5	15,414	1.4
Other income	(481)	(0.1)	(339)	—	(249)	—
Non-GAAP gross profit/margin	$526,160	49.7%	$359,994	44.0%	$492,041	47.0%

Three Months Ended
Non-GAAP Operating Income	September 27, 2025
(as a percentage of revenue)

GAAP operating income	14.9%
Stock-based compensation expense	3.9
Amortization of acquired intangible assets	2.0
Restructuring-related charges	2.9
Settlements, gains, losses and other charges	0.2
Non-GAAP operating income	23.9%

Three Months Ended
Free Cash Flow (1)	September 27, 2025
(in millions)

Net cash provided by operating activities	$84.0
Purchases of property and equipment	(41.8)
Free cash flow	$42.2
(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	September 27, 2025	June 28, 2025	September 28, 2024
GAAP research and development expense	$198,424	$179,244	$201,050
Less:
Stock-based compensation expense	14,951	14,181	13,468
Other charges	2	2	2
Non-GAAP research and development expense	$183,471	$165,061	$187,580

	Three Months Ended
	September 27, 2025	June 28, 2025	September 28, 2024
GAAP marketing and selling expense	$59,644	$56,891	$60,054
Less:
Stock-based compensation expense	4,744	4,679	4,695
Amortization of acquired intangible assets	2,356	2,356	3,959
Other charges	—	—	1
Non-GAAP marketing and selling expense	$52,544	$49,856	$51,399

	Three Months Ended
	September 27, 2025	June 28, 2025	September 28, 2024
GAAP general and administrative expense	$47,680	$50,998	$47,706
Less:
Stock-based compensation expense	14,441	17,908	13,793
Non-GAAP general and administrative expense	$33,239	$33,090	$33,913

	Three Months Ended
	September 27, 2025	June 28, 2025	September 28, 2024
GAAP other operating expense (including goodwill and intangible asset impairment)	$33,657	$14,583	$126,821
Less:
Stock-based compensation (adjustment) expense	(147)	66	178
Restructuring-related charges	26,790	4,154	2,374
Goodwill and intangible asset impairment	—	—	113,066
Settlements, gains, losses and other charges	2,732	6,558	4,268
Non-GAAP other operating expense	$4,282	$3,805	$6,935

	Three Months Ended
	September 27, 2025	June 28, 2025	September 28, 2024
GAAP total operating expense	$339,405	$301,716	$435,631
Less:
Stock-based compensation expense	33,989	36,834	32,134
Amortization of acquired intangible assets	2,356	2,356	3,959
Restructuring-related charges	26,790	4,154	2,374
Goodwill and intangible asset impairment	—	—	113,066
Settlements, gains, losses and other charges	2,734	6,560	4,271
Non-GAAP total operating expense	$273,536	$251,812	$279,827

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	September 27, 2025	March 29, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,103,285	$1,021,176
Accounts receivable, net of allowances of $298 and $309 as of September 27, 2025 and March 29, 2025, respectively	543,389	386,719
Inventories	605,342	640,992
Prepaid expenses	33,521	32,808
Other receivables	16,849	11,023
Other current assets	74,460	74,557
Total current assets	2,376,846	2,167,275
Property and equipment, net of accumulated depreciation of $1,907,337 and $1,845,365 as of September 27, 2025 and March 29, 2025, respectively	780,911	801,895
Goodwill	2,389,741	2,389,741
Intangible assets, net	224,499	273,478
Long-term investments	17,490	23,433
Other non-current assets	306,417	277,309
Total assets	$6,095,904	$5,933,131
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$284,844	$260,663
Accrued liabilities	287,466	287,981
Other current liabilities	232,272	234,538
Total current liabilities	804,582	783,182
Long-term debt	1,549,185	1,549,215
Other long-term liabilities	232,288	208,422
Total liabilities	2,586,055	2,540,819
Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock and additional paid-in capital, $0.0001 par value; 405,000 shares authorized; 92,575 and 92,920 shares issued and outstanding at September 27, 2025 and March 29, 2025, respectively	3,431,482	3,431,308
Accumulated other comprehensive income (loss)	5,481	(5,013)
Retained earnings (accumulated deficit)	72,886	(33,983)
Total stockholders' equity	3,509,849	3,392,312
Total liabilities and stockholders’ equity	$6,095,904	$5,933,131

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Cash flows from operating activities:
Net income (loss)	$119,603	$(17,435)	$145,197	$(17,021)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	38,792	40,288	78,258	81,567
Intangible assets amortization	27,913	35,793	55,907	70,664
Deferred income taxes	(8,111)	(21,849)	(11,867)	(47,453)
Goodwill and intangible asset impairment	—	113,066	—	113,066
Stock-based compensation expense	40,425	38,181	82,900	80,547
Other, net	1,277	18,681	(527)	34,371
Changes in operating assets and liabilities:
Accounts receivable, net	(215,010)	(156,576)	(156,805)	(168,213)
Inventories	33,123	16,912	37,848	2,550
Prepaid expenses and other assets	(1,470)	(19,238)	919	(22,036)
Accounts payable and accrued liabilities	37,090	63,734	34,209	83,631
Income taxes payable and receivable	(3,226)	15,854	(17,419)	(6,734)
Other liabilities	13,584	435	18,315	3,992
Net cash provided by operating activities	83,990	127,846	266,935	208,931
Cash flows from investing activities:
Purchase of property and equipment	(41,797)	(33,012)	(79,340)	(71,244)
Proceeds from sale of business	—	—	—	55,576
Other investing activities	9,118	(1,813)	13,330	(36,342)
Net cash used in investing activities	(32,679)	(34,825)	(66,010)	(52,010)
Cash flows from financing activities:
Repurchase of common stock, including transaction costs	(65,134)	(81,412)	(115,040)	(206,340)
Proceeds from the issuance of common stock	11,664	11,546	21,497	21,057
Tax withholding paid on behalf of employees for restricted stock units	(21,299)	(22,286)	(28,589)	(29,551)
Repurchase of debt	—	—	—	(26,661)
Net proceeds from sale of inventory subject to repurchase	(34,046)	15,780	11,553	142,804
Other financing activities	(4,503)	(3,359)	(9,674)	(10,565)
Net cash used in financing activities	(113,318)	(79,731)	(120,253)	(109,256)
Effect of exchange rate changes on cash and cash equivalents	(186)	747	1,437	(471)
Net (decrease) increase in cash and cash equivalents	(62,193)	14,037	82,109	47,194
Cash and cash equivalents at the beginning of the period	1,165,478	1,082,415	1,021,176	1,049,258
Cash and cash equivalents at the end of the period	$1,103,285	$1,096,452	$1,103,285	$1,096,452

At Qorvo®
Doug DeLieto
VP, Investor Relations
1.336.678.7968